CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 14, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-7172 and 811-4748) of Dreyfus Premier Fixed Income Funds.

                                ERNST & YOUNG LLP

New York, New York
February 20, 2002